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                                                                  Exhibit 23.2
                                                                  ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR



We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the 1996 Director Option Plan of Millennium Pharmaceuticals, Inc. of our report dated January 26, 1996 (except for Note 10, as to which the date is April 12, 1996), with respect to the financial statements of Millennium Pharmaceuticals, Inc. included in its Registration Statement on Form S-1 (File No. 333-2490), filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young

                                                        Ernst & Young



Boston, Massachusetts
October 30, 1996